Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for Three Months Ended March 31, 2013

Total net inflows of $19.2 billion
Quarterly dividend of 22.5 cents, up 30%
Adjusted diluted EPS of $0.52
Adjusted operating income increased 13.4%

Atlanta, April 30, 2013 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended March 31, 2013.

“Invesco's continued strong investment performance and focus on meeting client needs - coupled with an enhanced level of optimism reflected in the markets - contributed to a meaningful increase in operating income and record net inflows during the first quarter,” said Martin L. Flanagan, president and CEO of Invesco.  “Based on the strengthening trend of our business fundamentals, we are raising our quarterly dividend 30% to 22.5 cents.”

	Q1-13		Q4-12		Q1-13 vs. Q4-12	Q1-12		Q1-13 vs. Q1-12
Adjusted Financial Measures(1)
Net revenues	$816.5	m	$775.9	m	5.2%	$736.3	m	10.9%
Operating income	$313.6	m	$276.5	m	13.4%	$269.2	m	16.5%
Operating margin	38.4%		35.6%			36.6%
Net income attributable to common shareholders	$232.0	m	$202.6	m	14.5%	$201.0	m	15.4%
Diluted EPS	$0.52		$0.45		15.6%	$0.44		18.2%

U.S. GAAP Financial Measures
Operating revenues	$1,141.8	m	$1,092.9	m	4.5%	$1,033.7	m	10.5%
Operating income	$273.4	m	$222.8	m	22.7%	$229.8	m	19.0%
Operating margin	23.9%		20.4%			22.2%
Net income attributable to common shareholders	$222.2	m	$158.7	m	40.0%	$193.9	m	14.6%
Diluted EPS	$0.49		$0.35		40.0%	$0.43		14.0%

Assets Under Management
Ending AUM	$729.3	bn	$687.7	bn	6.0%	$672.8	bn	8.4%
Average AUM	$712.7	bn	$680.2	bn	4.8%	$658.2	bn	8.3%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 18 for other important disclosures.

Assets Under Management

Total assets under management (AUM) at March 31, 2013, were $729.3 billion (December 31, 2012: $687.7 billion), an increase of $41.6 billion during the first quarter. Total net inflows were $19.2 billion for the first quarter as detailed below:

Summary of net flows (in billions)	Q1-13	Q4-12	Q1-12
Active	$8.4	$1.8	($0.9)
Passive	6.4	1.5	3.7
Long-term net flows	14.8	3.3	2.8
Invesco PowerShares QQQ	(0.4)	(2.4)	4.2
Money market	4.8	0.1	1.1
Total net flows	$19.2	$1.0	$8.1

Note: The presentation of net flows has been revised to exclude the Invesco PowerShares QQQ from long-term net flows.

Net market gains led to a $31.4 billion increase in AUM during the first quarter, compared to a $4.9 billion increase in the fourth quarter 2012. Foreign exchange rate movements led to a $9.0 billion decrease in AUM during the first quarter, compared to a $1.2 billion decrease in the fourth quarter 2012.

Average AUM during the first quarter were $712.7 billion, compared to $680.2 billion for the fourth quarter 2012, a 4.8% increase. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in the Form 10-K for the year ended December 31, 2012, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company's first quarter 2013 compared to the fourth quarter 2012 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 9 through 11 of this release.

Net revenues increased by $40.6 million (5.2%) to $816.5 million in the first quarter from $775.9 million in the fourth quarter 2012. The change was principally due to increases in investment management fees and performance fees. Foreign exchange rate changes decreased first quarter net revenues by $13.4 million when compared to the fourth quarter 2012.

Investment management fees, as adjusted, increased $27.4 million (3.2%) to $892.4 million in the first quarter from $865.0 million in the fourth quarter 2012. The increase is in line with the higher average AUM after allowing for the two fewer days in the first quarter compared to the fourth quarter. Foreign exchange rate changes decreased first quarter management fees by $16.2 million when compared to fourth quarter 2012.

Service and distribution fees, as adjusted, increased $6.9 million (3.5%) to $206.3 million in the first quarter from $199.4 million in the fourth quarter 2012, also reflecting the higher average AUM. Foreign exchange rate changes decreased first quarter service and distribution fees by $1.3 million when compared to fourth quarter 2012.

Performance fees, as adjusted, were $38.6 million in the first quarter compared to $21.1 million in the fourth quarter 2012. The first quarter performance fees included $29.5 million generated by the U.K. and $6.5 million generated by the U.S. Foreign exchange rate changes decreased first quarter performance fees by $1.9 million when compared to fourth quarter 2012.

Other revenues, as adjusted, decreased by $1.6 million (5.8%) in the first quarter to $25.8 million, compared to $27.4 million in the fourth quarter 2012 due a $4.9 million reduction in transaction fees from real estate fund activities partly offset by a $2.6 million improvement in UIT product revenues. Foreign exchange rate changes decreased first quarter other revenues by $0.1 million when compared fourth quarter 2012.

Third-party distribution, service and advisory expenses, as adjusted, increased by $9.6 million (2.8%) in the first quarter to $346.6 million from $337.0 million in the fourth quarter 2012, increasing in line with higher management fees and service and distribution fees. Foreign exchange rate changes decreased the first quarter third-party distribution, services and advisory expenses by $6.1 million.

Total operating expenses, as adjusted, increased by $3.5 million (0.7%) to $502.9 million in the first quarter from $499.4 million in the fourth quarter 2012 primarily due to increased employee compensation expenses. Foreign exchange rate changes decreased operating expenses, as adjusted, by $7.5 million when compared to the fourth quarter 2012.

Employee compensation expenses, as adjusted, increased by $9.3 million (2.7%) to $351.3 million in the first quarter from $342.0 million in the fourth quarter 2012. The increase in the first quarter includes seasonally higher payroll tax and retirement costs, partly offset by lower variable compensation costs. Foreign exchange rate changes decreased first quarter employee compensation expenses by $4.7 million when compared to the fourth quarter 2012. Staff annual salary increases and share-based awards were effective from March 1.

Marketing expenses, as adjusted, decreased by $0.5 million (2.1%) to $23.3 million in the first quarter from $23.8 million in the fourth quarter 2012 . Foreign exchange rate changes decreased first quarter marketing expenses by $0.3 million when compared to the fourth quarter 2012.

Property, office and technology expenses, as adjusted, decreased $2.1 million (2.9%) to $69.6 million in the first quarter from $71.7 million in the fourth quarter 2012. Foreign exchange rate changes decreased first quarter property, office and technology expenses by $1.0 million when compared to the fourth quarter 2012.

General and administrative expenses, as adjusted, decreased $3.2 million (5.2%) to $58.7 million in the first quarter from $61.9 million in the fourth quarter 2012. The first quarter included a $2.5 million legal settlement credit. Foreign exchange rate changes decreased first quarter general and administrative expenses by $1.5 million when compared to the fourth quarter 2012.

Non-operating other income and expenses, as adjusted, included equity in earnings from partnership investments of $3.9 million in the first quarter compared to $2.8 million in the fourth quarter 2012. Other gains and losses, net in the first quarter were a loss of $0.5 million compared to a fourth quarter 2012 loss of $0.4 million. Interest expense, as adjusted, decreased $3.0 million (23.6%) to $9.7 million in the first quarter from $12.7 million in the fourth quarter 2012 reflecting the changes made in the fourth quarter to long-term financing arrangements. The effective tax rate increased to 26.0% for the first quarter from 25.0% for the fourth quarter 2012 as the mix of profit has changed, reflecting a higher proportion from the U.S. and Continental Europe.

U.S. GAAP Earnings

Operating revenues increased 4.5% to $1,141.8 million in the first quarter from $1,092.9 million in the fourth quarter 2012. Operating expenses decreased by 0.2% to $868.4 million in the first quarter from $870.1 million in the fourth quarter 2012.

General and administrative expenses in the first quarter included a charge of $3.0 million relating to the true up of a prior year levy from the U.K. Financial Services Compensation Scheme. Employee compensation expenses in the first quarter included $2.4 million of employee severance expense associated with the cessation of activities related to a previous acquisition.

Operating expenses included $1.4 million of transaction and integration charges incurred in the first quarter relating to the remaining closed-end fund merger expenses associated with prior year acquisitions. Transaction and integration charges were $2.6 million in the fourth quarter 2012. Operating expenses also included $5.7 million of European infrastructure transformational initiative expenses for the first quarter compared to $21.7 million for the fourth quarter. As part of the outsourcing of the U.K transfer agency, operational process changes resulted in an accounting adjustment recognizing additional distribution expense of $2.7 million in the first quarter (attributable to years prior to 2012), compared to $15.3 million in the fourth quarter 2012 included with this initiative.

Other gains and losses, net included a charge of $23.5 million in the fourth quarter 2012 related to the call premiums on the redemption of Senior Notes.

The effective tax rate reduced to 30.7% for the first quarter from 32.7% for the fourth quarter 2012.  The inclusion of non-controlling interests in consolidated investment products reduced our effective tax rate by 2.5 percentage points for the first quarter when compared to the fourth quarter 2012.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products, along with a U.S. GAAP statement of cash flows and cash flow statement information excluding consolidated investment products in this release. The information presented excluding consolidated investment products are non-GAAP presentations. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 14 and 17, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provide a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of consolidated investment products within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be far more indebted than is the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding Consolidated Investment Products (CIP) (Non-GAAP)(1)		Including Consolidated Investment Products (CIP) (U.S. GAAP)
	March 31, 2013	December 31, 2012	March 31, 2013	December 31, 2012
$ in millions
Cash and cash equivalents	$884.7	$835.5	$884.7	$835.5
Investments of CIP	—	—	4,661.2	4,550.6
Total assets(1)	$13,119.2	$12,640.9	$18,534.5	$17,492.4

Long-term debt	1,514.5	1,186.0	1,514.5	1,186.0
Long-term debt of CIP	—	—	4,221.4	3,899.4
Total debt / Total debt plus CIP debt	$1,514.5	$1,186.0	$5,735.9	$5,085.4

Total liabilities(1)	$5,028.6	$4,448.6	$9,695.3	$8,443.4

Total equity(1)	$8,090.6	$8,192.3	$8,839.2	$9,049.0

Debt/Equity % (1) (2)	18.7%	14.5%	64.9%	56.2%

(1)
The balance sheet line items excluding consolidated investment products are non-GAAP financial measures. See the reconciliation information on page 14 for a fully expanded balance sheet before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as total debt divided by total equity for the balance sheet excluding CIP and total debt plus long-term debt of CIP divided by equity for the balance sheet including CIP.

As of March 31, 2013, the company's cash and cash equivalents were $884.7 million with total debt of $1,514.5 million. The credit facility balance was $915.0 million at March 31, 2013, compared to $586.5 million at December 31, 2012.

The increase in the credit facility balance during the first quarter reflects the funding of the annual cash bonus payments, related employer payroll taxes, payroll taxes on annual share award vestings, and annual retirement plan contributions. Also during the first quarter the company repurchased $45.0 million of its stock, representing 1.6 million shares at a weighted average share price of $27.52, and completed the purchase of a 49% equity interest in Religare Asset Management Limited, a company incorporated in India.

Dividends paid in the first quarter were $77.2 million. Today the company is announcing a first-quarter cash dividend of 22.5 cents per share to holders of common shares. The dividend is payable on June 7, 2013, to shareholders of record at the close of business on May 17, 2013.

Atlantic Trust Private Wealth Management

On April 11, 2013, the company announced that it has entered into a definitive agreement to sell Atlantic Trust Private Wealth Management to CIBC. Under the terms of the transaction, CIBC will acquire Atlantic Trust for $210 million in an all-cash transaction that is expected to close, subject to regulatory approval, in the second half of 2013. As of the second quarter 2013, Atlantic Trust will be classified as held for sale in the balance sheet and will be reflected as discontinued operations in the income statement.  Its operations will be excluded from the continuing operations of Invesco.

Headcount

As of March 31, 2013, the company had 6,132 employees, compared to 6,128 employees as of December 31, 2012.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Tuesday, April 30, 2013, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Tuesday, May 14, 2013 at 5:00 p.m. ET by calling 1-888-839-1174 for U.S. and Canadian callers or 1-203-369-3029 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q1-13	Q4-12	% Change	Q1-12	% Change
Adjusted revenues:
Investment management fees	$892.4	$865.0	3.2%	$812.1	9.9%
Service and distribution fees	206.3	199.4	3.5%	189.0	9.2%
Performance fees	38.6	21.1	82.9%	21.2	82.1%
Other	25.8	27.4	(5.8)%	33.1	(22.1)%
Third-party distribution, service and advisory	(346.6)	(337.0)	2.8%	(319.1)	8.6%
Net revenues	816.5	775.9	5.2%	736.3	10.9%

Adjusted operating expenses:
Employee compensation	351.3	342.0	2.7%	313.0	12.2%
Marketing	23.3	23.8	(2.1)%	27.0	(13.7)%
Property, office and technology	69.6	71.7	(2.9)%	66.3	5.0%
General and administrative	58.7	61.9	(5.2)%	60.8	(3.5)%
Total adjusted operating expenses	502.9	499.4	0.7%	467.1	7.7%

Adjusted operating income	313.6	276.5	13.4%	269.2	16.5%

Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	3.9	2.8	39.3%	4.7	(17.0)%
Interest and dividend income	3.9	4.1	(4.9)%	5.5	(29.1)%
Interest expense	(9.7)	(12.7)	(23.6)%	(13.6)	(28.7)%
Other gains and losses, net	(0.5)	(0.4)	25.0%	2.4	N/A
Adjusted income before income taxes	311.2	270.3	15.1%	268.2	16.0%
Adjusted income tax provision	(81.6)	(67.7)	20.5%	(67.2)	21.4%
Adjusted net income	229.6	202.6	13.3%	201.0	14.2%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	2.4	—	N/A	—	N/A
Adjusted net income attributable to common shareholders	$232.0	$202.6	14.5%	$201.0	15.4%

Adjusted diluted EPS	$0.52	$0.45	15.6%	$0.44	18.2%

Average diluted shares outstanding	449.0	451.2	(0.5)%	455.9	(1.5)%

Ending Headcount	6,132	6,128	0.1%	6,153	(0.3)%

Ending AUM (in billions)	$729.3	$687.7	6.0%	$672.8	8.4%

Average AUM (in billions)	$712.7	$680.2	4.8%	$658.2	8.3%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-13	Q4-12	% Change	Q1-12	% Change
Operating revenues:
Investment management fees	$874.2	$846.9	3.2%	$791.4	10.5%
Service and distribution fees	206.3	199.4	3.5%	189.0	9.2%
Performance fees	36.1	19.9	81.4%	20.5	76.1%
Other	25.2	26.7	(5.6)%	32.8	(23.2)%
Total operating revenues	1,141.8	1,092.9	4.5%	1,033.7	10.5%

Operating expenses:
Employee compensation	358.0	343.7	4.2%	318.5	12.4%
Third-party distribution, service and advisory	347.2	350.9	(1.1)%	317.1	9.5%
Marketing	22.4	23.3	(3.9)%	26.7	(16.1)%
Property, office and technology	69.8	73.2	(4.6)%	66.8	4.5%
General and administrative	69.6	76.4	(8.9)%	73.3	(5.0)%
Transaction and integration	1.4	2.6	(46.2)%	1.5	(6.7)%
Total operating expenses	868.4	870.1	(0.2)%	803.9	8.0%

Operating income	273.4	222.8	22.7%	229.8	19.0%

Other income/(expense):
Equity in earnings of unconsolidated affiliates	8.1	7.9	2.5%	9.7	(16.5)%
Interest and dividend income	2.2	2.7	(18.5)%	2.4	(8.3)%
Interest income of consolidated investment products	50.3	52.1	(3.5)%	69.0	(27.1)%
Other gains/(losses) of consolidated investment products, net	(21.1)	(27.8)	(24.1)%	(121.9)	(82.7)%
Interest expense	(9.7)	(12.7)	(23.6)%	(13.6)	(28.7)%
Interest expense of consolidated investment products	(32.7)	(33.9)	(3.5)%	(45.6)	(28.3)%
Other gains and losses, net	17.7	(21.0)	N/A	18.6	(4.8)%
Income before income taxes	288.2	190.1	51.6%	148.4	94.2%
Income tax provision	(88.6)	(62.1)	42.7%	(73.6)	20.4%
Net income	199.6	128.0	55.9%	74.8	166.8%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	22.6	30.7	(26.4)%	119.1	(81.0)%
Net income attributable to common shareholders	$222.2	$158.7	40.0%	$193.9	14.6%

Earnings per share:
---basic	$0.50	$0.35	42.9%	$0.43	16.3%
---diluted	$0.49	$0.35	40.0%	$0.43	14.0%

Average shares outstanding:
---basic	447.8	449.9	(0.5)%	454.3	(1.4)%
---diluted	449.0	451.2	(0.5)%	455.9	(1.5)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues:
Investment management fees	$874.2	$11.9	$—	$—	$—	$6.3	$—	$892.4
Service and distribution fees	206.3	—	—	—	—	—	—	206.3
Performance fees	36.1	—	—	—	—	2.5	—	38.6
Other	25.2	0.6	—	—	—	—	—	25.8
Third-party distribution, service and advisory	—	(2.1)	(347.2)	—	—	—	2.7	(346.6)
Total operating revenues reconciled to net revenues	1,141.8	10.4	(347.2)	—	—	8.8	2.7	816.5

Operating expenses:
Employee compensation	358.0	3.6	—	(2.4)	(7.5)	—	(0.4)	351.3
Third-party distribution, service and advisory	347.2	—	(347.2)	—	—	—	—	—
Marketing	22.4	1.0	—	—	—	—	(0.1)	23.3
Property, office and technology	69.8	0.7	—	—	—	—	(0.9)	69.6
General and administrative	69.6	1.2	—	(5.0)	—	(2.5)	(4.6)	58.7
Transaction and integration	1.4	—	—	(1.4)	—	—	—	—
Total operating expenses	868.4	6.5	(347.2)	(8.8)	(7.5)	(2.5)	(6.0)	502.9

Operating income reconciled to adjusted operating income	273.4	3.9	—	8.8	7.5	11.3	8.7	313.6

Other income/(expense):
Equity in earnings of unconsolidated affiliates	8.1	(4.6)	—	—	—	0.4	—	3.9
Interest and dividend income	2.2	0.7	—	—	(0.9)	1.9	—	3.9
Interest income of consolidated investment products	50.3	—	—	—	—	(50.3)	—	—
Other gains/(losses) of consolidated investment products, net	(21.1)	—	—	—	—	21.1	—	—
Interest expense	(9.7)	—	—	—	—	—	—	(9.7)
Interest expense of consolidated investment products	(32.7)	—	—	—	—	32.7	—	—
Other gains and losses, net	17.7	—	—	—	(18.0)	—	(0.2)	(0.5)
Income before income taxes	288.2	—	—	8.8	(11.4)	17.1	8.5	311.2
Income tax provision	(88.6)	—	—	5.9	2.9	—	(1.8)	(81.6)
Net income	199.6	—	—	14.7	(8.5)	17.1	6.7	229.6
Net (income)/loss attributable to noncontrolling interests in consolidated entities	22.6	—	—	—	—	(20.2)	—	2.4
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$222.2	$—	$—	$14.7	($8.5)	($3.1)	$6.7	$232.0

Operating margin	23.9%					Adjusted operating margin		38.4%

Average diluted shares outstanding	449.0					Average diluted shares outstanding		449.0

Diluted EPS	$0.49					Adjusted diluted EPS		$0.52

See pages 18 through 20 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues:
Investment management fees	$846.9	$10.7	$—	$—	$—	$7.4	$—	$865.0
Service and distribution fees	199.4	—	—	—	—	—	—	199.4
Performance fees	19.9	—	—	—	—	1.2	—	21.1
Other	26.7	0.7	—	—	—	—	—	27.4
Third-party distribution, service and advisory	—	(1.4)	(350.9)	—	—	—	15.3	(337.0)
Total operating revenues reconciled to net revenues	1,092.9	10.0	(350.9)	—	—	8.6	15.3	775.9

Operating expenses:
Employee compensation	343.7	3.5	—	—	(3.3)	—	(1.9)	342.0
Third-party distribution, service and advisory	350.9	—	(350.9)	—	—	—	—	—
Marketing	23.3	0.6	—	—	—	—	(0.1)	23.8
Property, office and technology	73.2	0.8	—	—	—	—	(2.3)	71.7
General and administrative	76.4	1.0	—	(4.9)	—	(8.5)	(2.1)	61.9
Transaction and integration	2.6	—	—	(2.6)	—	—	—	—
Total operating expenses	870.1	5.9	(350.9)	(7.5)	(3.3)	(8.5)	(6.4)	499.4

Operating income reconciled to adjusted operating income	222.8	4.1	—	7.5	3.3	17.1	21.7	276.5

Other income/(expense):
Equity in earnings of unconsolidated affiliates	7.9	(4.7)	—	—	—	(0.4)	—	2.8
Interest and dividend income	2.7	0.6	—	—	(1.2)	2.0	—	4.1
Interest income of consolidated investment products	52.1	—	—	—	—	(52.1)	—	—
Other gains/(losses) of consolidated investment products, net	(27.8)	—	—	—	—	27.8	—	—
Interest expense	(12.7)	—	—	—	—	—	—	(12.7)
Interest expense of consolidated investment products	(33.9)	—	—	—	—	33.9	—	—
Other gains and losses, net	(21.0)	—	—	—	(2.3)	—	22.9	(0.4)
Income before income taxes	190.1	—	—	7.5	(0.2)	28.3	44.6	270.3
Income tax provision	(62.1)	—	—	5.0	—	—	(10.6)	(67.7)
Net income	128.0	—	—	12.5	(0.2)	28.3	34.0	202.6
Net (income)/loss attributable to noncontrolling interests in consolidated entities	30.7	—	—	—	—	(30.7)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$158.7	$—	$—	$12.5	($0.2)	($2.4)	$34.0	$202.6

Operating margin	20.4%					Adjusted operating margin		35.6%

Average diluted shares outstanding	451.2					Average diluted shares outstanding		451.2

Diluted EPS	$0.35					Adjusted diluted EPS		$0.45

See pages 18 through 20 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues:
Investment management fees	$791.4	$11.0	$—	$—	$—	$9.7	$—	$812.1
Service and distribution fees	189.0	—	—	—	—	—	—	189.0
Performance fees	20.5	—	—	—	—	0.7	—	21.2
Other	32.8	0.3	—	—	—	—	—	33.1
Third-party distribution, service and advisory	—	(2.0)	(317.1)	—	—	—	—	(319.1)
Total operating revenues reconciled to net revenues	1,033.7	9.3	(317.1)	—	—	10.4	—	736.3

Operating expenses:
Employee compensation	318.5	2.2	—	—	(6.5)	—	(1.2)	313.0
Third-party distribution, service and advisory	317.1	—	(317.1)	—	—	—	—	—
Marketing	26.7	0.6	—	—	—	—	(0.3)	27.0
Property, office and technology	66.8	0.8	—	—	—	—	(1.3)	66.3
General and administrative	73.3	1.2	—	(6.4)	—	(6.0)	(1.3)	60.8
Transaction and integration	1.5	—	—	(1.5)	—	—	—	—
Total operating expenses	803.9	4.8	(317.1)	(7.9)	(6.5)	(6.0)	(4.1)	467.1

Operating income reconciled to adjusted operating income	229.8	4.5	—	7.9	6.5	16.4	4.1	269.2

Other income/(expense):
Equity in earnings of unconsolidated affiliates	9.7	(5.1)	—	3.5	—	(3.4)	—	4.7
Interest and dividend income	2.4	0.6	—	—	(0.9)	3.4	—	5.5
Interest income of consolidated investment products	69.0	—	—	—	—	(69.0)	—	—
Other gains/(losses) of consolidated investment products, net	(121.9)	—	—	—	—	121.9	—	—
Interest expense	(13.6)	—	—	—	—	—	—	(13.6)
Interest expense of consolidated investment products	(45.6)	—	—	—	—	45.6	—	—
Other gains and losses, net	18.6	—	—	(3.5)	(12.7)	—	—	2.4
Income before income taxes	148.4	—	—	7.9	(7.1)	114.9	4.1	268.2
Income tax provision	(73.6)	—	—	4.9	2.0	—	(0.5)	(67.2)
Net income	74.8	—	—	12.8	(5.1)	114.9	3.6	201.0
Net (income)/loss attributable to noncontrolling interests in consolidated entities	119.1	—	—	—	—	(119.1)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$193.9	$—	$—	$12.8	($5.1)	($4.2)	$3.6	$201.0

Operating margin	22.2%				Adjusted operating margin			36.6%

Average diluted shares outstanding	455.9				Average diluted shares outstanding			455.9

Diluted EPS	$0.43				Adjusted diluted EPS			$0.44

See pages 18 through 20 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	March 31, 2013	December 31, 2012
ADJUSTED ASSETS
Adjusted current assets:
Cash and cash equivalents	$884.7	$835.5
Unsettled fund receivables	941.8	550.1
Accounts receivable	521.4	453.8
Investments	359.9	363.9
Prepaid assets	55.6	50.3
Other current assets	78.7	94.5
Deferred tax asset, net	34.6	38.4
Assets held for policyholders	1,205.3	1,153.6
Total adjusted current assets	4,082.0	3,540.1

Adjusted non-current assets:
Investments	429.1	313.4
Security deposit assets and receivables	22.8	27.4
Other non-current assets	27.8	26.8
Deferred sales commissions	50.1	47.7
Property and equipment, net	337.2	349.6
Intangible assets, net	1,278.5	1,287.7
Goodwill	6,891.7	7,048.2
Total adjusted non-current assets	9,037.2	9,100.8
Total adjusted assets	$13,119.2	$12,640.9

ADJUSTED LIABILITIES AND EQUITY
Adjusted current liabilities:
Unsettled fund payables	941.7	552.5
Income taxes payable	68.1	77.9
Other current liabilities	627.2	833.6
Policyholder payables	1,205.3	1,153.6
Total adjusted current liabilities	2,842.3	2,617.6

Adjusted non-current liabilities:
Long-term debt	1,514.5	1,186.0
Deferred tax liabilities, net	346.8	311.4
Security deposits payable	22.8	27.4
Other non-current liabilities	302.2	306.2
Total adjusted non-current liabilities	2,186.3	1,831.0
Total adjusted liabilities	5,028.6	4,448.6

Adjusted equity:
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,024.3	6,141.0
Treasury shares	(1,314.7)	(1,382.9)
Retained earnings	2,922.0	2,780.1
Accumulated other comprehensive income, net of tax	358.7	551.4
Total adjusted equity attributable to common shareholders	8,088.4	8,187.7
Adjusted equity attributable to noncontrolling interests in consolidated entities	2.2	4.6
Total adjusted equity	8,090.6	8,192.3
Total adjusted liabilities and equity	$13,119.2	$12,640.9

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$884.7	$835.5
Cash and cash equivalents of consolidated investment products	764.3	287.8
Unsettled fund receivables	941.8	550.1
Accounts receivable	517.1	449.4
Accounts receivable of consolidated investment products	61.5	84.1
Investments	359.9	363.9
Prepaid assets	55.6	50.3
Other current assets	78.7	94.5
Deferred tax asset, net	34.6	38.4
Assets held for policyholders	1,205.3	1,153.6
Total current assets	4,903.5	3,907.6

Non-current assets:
Investments	361.7	246.8
Investments of consolidated investment products	4,661.2	4,550.6
Security deposit assets and receivables	22.8	27.4
Other non-current assets	27.8	26.8
Deferred sales commissions	50.1	47.7
Property and equipment, net	337.2	349.6
Intangible assets, net	1,278.5	1,287.7
Goodwill	6,891.7	7,048.2
Total non-current assets	13,631.0	13,584.8
Total assets	$18,534.5	$17,492.4

LIABILITIES AND EQUITY
Current liabilities:
Unsettled fund payables	941.7	552.5
Income taxes payable	68.1	77.9
Other current liabilities	626.7	824.7
Other current liabilities of consolidated investment products	445.8	104.3
Policyholder payables	1,205.3	1,153.6
Total current liabilities	3,287.6	2,713.0

Non-current liabilities:
Long-term debt	1,514.5	1,186.0
Long-term debt of consolidated investment products	4,221.4	3,899.4
Deferred tax liabilities, net	346.8	311.4
Security deposits payable	22.8	27.4
Other non-current liabilities	302.2	306.2
Total non-current liabilities	6,407.7	5,730.4
Total liabilities	9,695.3	8,443.4

Equity:
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,024.3	6,141.0
Treasury shares	(1,314.7)	(1,382.9)
Retained earnings	2,946.3	2,801.3
Retained earnings appropriated for investors in consolidated investment products	107.7	128.8
Accumulated other comprehensive income, net of tax	334.5	530.5
Total equity attributable to common shareholders	8,196.2	8,316.8
Equity attributable to noncontrolling interests in consolidated entities	643.0	732.2
Total equity	8,839.2	9,049.0
Total liabilities and equity	$18,534.5	$17,492.4

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheet Information Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	March 31, 2013			December 31, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Current assets:
Cash and cash equivalents	$884.7	$—	$884.7	$835.5	$—	$835.5
Cash and cash equivalents of consolidated investment products	—	764.3	764.3	—	287.8	287.8
Unsettled fund receivables	941.8	—	941.8	550.1	—	550.1
Accounts receivable	521.4	(4.3)	517.1	453.8	(4.4)	449.4
Accounts receivable of consolidated investment products	—	61.5	61.5	—	84.1	84.1
Investments	359.9	—	359.9	363.9	—	363.9
Prepaid assets	55.6	—	55.6	50.3	—	50.3
Other current assets	78.7	—	78.7	94.5	—	94.5
Deferred tax asset, net	34.6	—	34.6	38.4	—	38.4
Assets held for policyholders	1,205.3	—	1,205.3	1,153.6	—	1,153.6
Total current assets	4,082.0	821.5	4,903.5	3,540.1	367.5	3,907.6

Non-current assets:
Investments	429.1	(67.4)	361.7	313.4	(66.6)	246.8
Investments of consolidated investment products	—	4,661.2	4,661.2	—	4,550.6	4,550.6
Security deposit assets and receivables	22.8	—	22.8	27.4	—	27.4
Other non-current assets	27.8	—	27.8	26.8	—	26.8
Deferred sales commissions	50.1	—	50.1	47.7	—	47.7
Property and equipment, net	337.2	—	337.2	349.6	—	349.6
Intangible assets, net	1,278.5	—	1,278.5	1,287.7	—	1,287.7
Goodwill	6,891.7	—	6,891.7	7,048.2	—	7,048.2
Total non-current assets	9,037.2	4,593.8	13,631.0	9,100.8	4,484.0	13,584.8
Total assets	$13,119.2	$5,415.3	$18,534.5	$12,640.9	$4,851.5	$17,492.4

LIABILITIES AND EQUITY
Current liabilities:
Unsettled fund payables	941.7	—	941.7	552.5	—	552.5
Income taxes payable	68.1	—	68.1	77.9	—	77.9
Other current liabilities	627.2	(0.5)	626.7	833.6	(8.9)	824.7
Other current liabilities of consolidated investment products	—	445.8	445.8	—	104.3	104.3
Policyholder payables	1,205.3	—	1,205.3	1,153.6	—	1,153.6
Total current liabilities	2,842.3	445.3	3,287.6	2,617.6	95.4	2,713.0

Non-current liabilities:
Long-term debt	1,514.5	—	1,514.5	1,186.0	—	1,186.0
Long-term debt of consolidated investment products	—	4,221.4	4,221.4	—	3,899.4	3,899.4
Deferred tax liabilities, net	346.8	—	346.8	311.4	—	311.4
Security deposits payable	22.8	—	22.8	27.4	—	27.4
Other non-current liabilities	302.2	—	302.2	306.2	—	306.2
Total non-current liabilities	2,186.3	4,221.4	6,407.7	1,831.0	3,899.4	5,730.4
Total liabilities	5,028.6	4,666.7	9,695.3	4,448.6	3,994.8	8,443.4

Equity:
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,024.3	—	6,024.3	6,141.0	—	6,141.0
Treasury shares	(1,314.7)	—	(1,314.7)	(1,382.9)	—	(1,382.9)
Retained earnings	2,922.0	24.3	2,946.3	2,780.1	21.2	2,801.3
Retained earnings appropriated for investors in consolidated investment products	—	107.7	107.7	—	128.8	128.8
Accumulated other comprehensive income, net of tax	358.7	(24.2)	334.5	551.4	(20.9)	530.5
Total equity attributable to common shareholders	8,088.4	107.8	8,196.2	8,187.7	129.1	8,316.8
Equity attributable to noncontrolling interests in consolidated entities	2.2	640.8	643.0	4.6	727.6	732.2
Total equity	8,090.6	748.6	8,839.2	8,192.3	856.7	9,049.0
Total liabilities and equity	$13,119.2	$5,415.3	$18,534.5	$12,640.9	$4,851.5	$17,492.4

See pages 18 through 20 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	Three months ended March 31,
	2013	2012
Adjusted operating activities:
U.S. GAAP net income	$199.6	$74.8
Consolidated investment product net loss	17.1	114.9
Net income adjusted to remove impact of CIP	216.7	189.7
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	22.3	24.3
Share-based compensation expense	33.5	30.0
(Gains)/losses on disposals of property, equipment, and software, net	0.4	(0.6)
Purchase of trading investments	(3,409.1)	(2,826.4)
Sale of trading investments	3,395.4	2,793.3
Other gains and losses, net	(17.7)	(18.6)
Tax benefit from share-based compensation	47.7	39.6
Excess tax benefits from share-based compensation	(11.7)	(10.6)
Equity in earnings of unconsolidated affiliates	(8.5)	(6.3)
Dividends from unconsolidated affiliates	1.0	1.0
Changes in operating assets and liabilities:
Decrease/(increase) in receivables	(605.2)	(100.4)
(Decrease)/increase in payables	289.7	(153.0)
Adjusted net cash provided by/(used in) operating activities	(45.5)	(38.0)

Adjusted investing activities:
Purchase of property and equipment	(18.1)	(18.4)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(5.7)	(27.4)
Sale of available-for-sale investments	24.8	21.2
Purchase of other investments	(127.9)	(41.0)
Sale of other investments	25.3	21.0
Returns of capital and distributions from equity method investments	4.5	12.0
Acquisition earn out payments	—	(5.1)
Adjusted net cash provided by/(used in) investing activities	(97.1)	(37.1)

Adjusted financing activities:
Proceeds from exercises of share options	5.2	10.2
Purchases of treasury shares	(45.0)	(75.0)
Dividends paid	(77.2)	(55.7)
Excess tax benefits from share-based compensation	11.7	10.6
Net borrowings/(repayments) under credit facility	328.5	41.0
Adjusted net cash provided by/(used in) financing activities	223.2	(68.9)
(Decrease)/increase in cash and cash equivalents	80.6	(144.0)
Foreign exchange movement on cash and cash equivalents	(31.4)	8.9
Cash and cash equivalents, beginning of period	835.5	727.4
Cash and cash equivalents, end of period	$884.7	$592.3

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three months ended March 31,
	2013	2012
Operating activities:
Net income	$199.6	$74.8
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	22.3	24.3
Share-based compensation expense	33.5	30.0
(Gains)/losses on disposals of property, equipment, and software, net	0.4	(0.6)
Purchase of trading investments	(3,409.1)	(2,826.4)
Sale of trading investments	3,395.4	2,793.3
Other gains and losses, net	(17.7)	(18.6)
Losses/(gains) of consolidated investment products, net	21.1	121.9
Tax benefit from share-based compensation	47.7	39.6
Excess tax benefits from share-based compensation	(11.7)	(10.6)
Equity in earnings of unconsolidated affiliates	(8.1)	(9.7)
Dividends from unconsolidated affiliates	1.0	1.0
Changes in operating assets and liabilities:
Decrease/(increase) in cash held by consolidated investment products	(470.2)	(129.9)
Decrease/(increase) in receivables	(606.6)	(93.0)
(Decrease)/increase in payables	317.8	(154.4)
Net cash provided by/(used in) operating activities	(484.6)	(158.3)

Investing activities:
Purchase of property and equipment	(18.1)	(18.4)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(0.1)	(21.4)
Sale of available-for-sale investments	23.0	20.3
Purchase of investments by consolidated investment products	(965.2)	(686.9)
Sale of investments by consolidated investment products	1,205.6	559.9
Purchase of other investments	(127.9)	(41.0)
Sale of other investments	25.3	21.0
Returns of capital and distributions from equity method investments	3.8	6.3
Acquisition earn out payments	—	(5.1)
Net cash provided by/(used in) investing activities	146.4	(164.7)

Financing activities:
Proceeds from exercises of share options	5.2	10.2
Purchases of treasury shares	(45.0)	(75.0)
Dividends paid	(77.2)	(55.7)
Excess tax benefits from share-based compensation	11.7	10.6
Capital invested into consolidated investment products	3.5	5.1
Capital distributed by consolidated investment products	(60.9)	(6.6)
Net borrowings/(repayments) of debt of consolidated investment products	253.0	249.4
Net borrowings/(repayments) under credit facility	328.5	41.0
Net cash provided by/(used in) financing activities	418.8	179.0
(Decrease)/increase in cash and cash equivalents	80.6	(144.0)
Foreign exchange movement on cash and cash equivalents	(31.4)	8.9
Cash and cash equivalents, beginning of period	835.5	727.4
Cash and cash equivalents, end of period	$884.7	$592.3

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three months ended March 31, 2013			Three months ended March 31, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$216.7	($17.1)	$199.6	$189.7	($114.9)	$74.8
Amortization and depreciation	22.3	—	22.3	24.3	—	24.3
Share-based compensation expense	33.5	—	33.5	30.0	—	30.0
(Gains)/losses on disposals of property, equipment, and software, net	0.4	—	0.4	(0.6)	—	(0.6)
Purchase of trading investments	(3,409.1)	—	(3,409.1)	(2,826.4)	—	(2,826.4)
Sale of trading investments	3,395.4	—	3,395.4	2,793.3	—	2,793.3
Other gains and losses, net	(17.7)	—	(17.7)	(18.6)	—	(18.6)
Losses/(gains) of consolidated investment products, net	—	21.1	21.1	—	121.9	121.9
Tax benefit from share-based compensation	47.7	—	47.7	39.6	—	39.6
Excess tax benefits from share-based compensation	(11.7)	—	(11.7)	(10.6)	—	(10.6)
Equity in earnings of unconsolidated affiliates	(8.5)	0.4	(8.1)	(6.3)	(3.4)	(9.7)
Dividends from unconsolidated affiliates	1.0	—	1.0	1.0	—	1.0
Changes in operating assets and liabilities:
Decrease/(increase) in cash held by CIP	—	(470.2)	(470.2)	—	(129.9)	(129.9)
Decrease/(increase) in receivables	(605.2)	(1.4)	(606.6)	(100.4)	7.4	(93.0)
(Decrease)/increase in payables	289.7	28.1	317.8	(153.0)	(1.4)	(154.4)
Net cash provided by/(used in) operating activities	(45.5)	(439.1)	(484.6)	(38.0)	(120.3)	(158.3)

Investing activities:
Purchase of property and equipment	(18.1)	—	(18.1)	(18.4)	—	(18.4)
Disposal of property and equipment	—	—	—	0.6	—	0.6
Purchase of available-for-sale investments	(5.7)	5.6	(0.1)	(27.4)	6.0	(21.4)
Sale of available-for-sale investments	24.8	(1.8)	23.0	21.2	(0.9)	20.3
Purchase of investments by CIP	—	(965.2)	(965.2)	—	(686.9)	(686.9)
Sale of investments by CIP	—	1,205.6	1,205.6	—	559.9	559.9
Purchase of other investments	(127.9)	—	(127.9)	(41.0)	—	(41.0)
Sale of other investments	25.3	—	25.3	21.0	—	21.0
Returns of capital and distributions from equity method investments	4.5	(0.7)	3.8	12.0	(5.7)	6.3
Acquisition earn-out payments	—	—	—	(5.1)	—	(5.1)
Net cash provided by/(used in) investing activities	(97.1)	243.5	146.4	(37.1)	(127.6)	(164.7)

Financing activities:
Proceeds from exercises of share options	5.2	—	5.2	10.2	—	10.2
Purchases of treasury shares	(45.0)	—	(45.0)	(75.0)	—	(75.0)
Dividends paid	(77.2)	—	(77.2)	(55.7)	—	(55.7)
Excess tax benefits from share-based compensation	11.7	—	11.7	10.6	—	10.6
Capital invested into CIP	—	3.5	3.5	—	5.1	5.1
Capital distributed by CIP	—	(60.9)	(60.9)	—	(6.6)	(6.6)
Net borrowings/(repayments) of debt of CIP	—	253.0	253.0	—	249.4	249.4
Net borrowings/(repayments) under credit facility	328.5	—	328.5	41.0	—	41.0
Net cash provided by/(used in) financing activities	223.2	195.6	418.8	(68.9)	247.9	179.0
(Decrease)/increase in cash and cash equivalents	80.6	—	80.6	(144.0)	—	(144.0)
Foreign exchange movement on cash and cash equivalents	(31.4)	—	(31.4)	8.9	—	8.9
Cash and cash equivalents, beginning of period	835.5	—	835.5	727.4	—	727.4
Cash and cash equivalents, end of period	$884.7	$—	$884.7	$592.3	$—	$592.3

See pages 18 through 20 for notes to the reconciliation.

Invesco Ltd.
Notes

Notes 1 through 8 relate to the income statement reconciliations presented on pages 9 through 11. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the Form 10-K for the year ended December 31, 2012.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 14 and 17, respectively.

Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization (including any increased amortization related to the write-off of related management contract intangible assets), changes in estimates of acquisition earn-out liabilities booked from prior acquisitions, employee severance expenses associated with the cessation of activities related to a previous acquisition, gains and losses related to dispositions, and all related tax effects.

Adjustment amounts related to acquisition and disposition are as follows:

in millions	Q1-13	Q4-12	Q1-12
Equity in earnings of unconsolidated affiliates	$—	$—	$3.5
Other gains and losses, net	—	—	(3.5)
Employee compensation	2.4	—	—
Transaction and integration	1.4	2.6	1.5
Taxation on transaction and integration	(0.5)	(1.0)	(0.6)
Intangible amortization	5.0	4.9	8.5
Taxation on amortization	(0.4)	(0.4)	(1.0)
Deferred taxation	6.8	6.4	6.5
Change in contingent consideration estimates	—	—	(2.1)
	$14.7	$12.5	$12.8

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels.  The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China.  Enhancing operations in China is one effort that the company believes could improve its competitive position over time.  U.S. GAAP requires classification of the pre-tax joint venture income as equity in earnings of unconsolidated affiliates.  The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of investment products, were $8.8 million in the first quarter (fourth quarter 2012: $8.6 million; first quarter 2012: $10.4 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back into net revenues. Similarly, the consolidated investment products' operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a increase of $3.1 million in net income attributable to common shareholders in the first quarter U.S. GAAP earnings (fourth quarter 2012: $2.4 million increase; first quarter 2012: $4.2 million increase). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $7.5 million in the first quarter (fourth quarter 2012: $3.3 million appreciation; first quarter 2012: $6.5 million appreciation) with an investment gain, inclusive of interest and dividend income, of $18.9 million in the first quarter (fourth quarter 2012: $3.5 million gain; first quarter 2012: $13.6 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $2.9 million in the first quarter (fourth quarter 2012: none; first quarter 2012: $2.0 million charge), result in a net income deduction of $8.5 million for the first quarter (fourth quarter 2012: $0.2 million deduction; first quarter 2012: $5.1 million deduction).

6.	Other reconciling items

•
European infrastructure transformational initiative: As announced in 2011, the company is outsourcing its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. As part of the outsourcing of the U.K. transfer agency, operational process changes resulted in an accounting adjustment recognizing additional distribution expense of $2.7 million (fourth quarter 2012: $15.3 million). This expense is attributable to periods prior to 2012. During the first quarter, the initiative also incurred $0.4 million in compensation expenses (fourth quarter 2012: $1.9 million; first quarter 2012: $1.2 million); $1.6 million in general and administrative costs, primarily related to professional contractor services and mutual fund costs (fourth quarter 2012: $2.1 million; first quarter 2012: $1.3 million); $0.1 million in marketing costs (fourth quarter 2012: $0.1 million; first quarter 2012: $0.3 million); and $0.9 million of property, office and technology costs (fourth quarter 2012: $2.3 million; first quarter 2012: $1.3 million). The company's income tax provision included tax benefits of $1.1 million in the first quarter 2013 relating to these charges (fourth quarter 2012: $4.9 million; first quarter 2012: $0.5 million).

•
Included within general and administrative expenses for the first quarter 2013 is a charge of $3.0 million (fourth quarter 2012: none; first quarter 2012: none) relating to a true up of a prior year levy from the U.K. Financial Services Compensation Scheme. The company's tax provision included tax benefits of $0.7 million relating to this charge.

•
Included within other gains and losses, net for the first quarter is a loss of $0.4 million related to the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate (fourth quarter 2012: $0.1 million; first quarter 2012; none).  During the first quarter of 2013, the company purchased new contracts for a total of $1.8 million to extend the existing coverage through to March 25, 2014. The adjustment from U.S. GAAP to non-GAAP earnings for the first quarter is a charge of $0.2 million (fourth quarter 2012: $0.6 million charge; first quarter 2012; none) that removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period. The company recorded no significant tax benefit in the first quarter 2013 relating to this non-GAAP adjustment (fourth quarter: $0.1 million credit; first quarter 2012; none).

•
Included within other gains and losses, net in the fourth quarter of 2012, is a charge of $23.5 million related to the call premiums on the redemption of the $333.5 million principal amount of 5.375% Senior Notes due February 27, 2013 and the $197.1 million principal amount of the 5.375% Senior Notes due December 15, 2014. The company's income tax provision included a taxation credit of $5.8 million related to the charge.

Due to the unique character and magnitude of these items, their impact has been excluded in calculating the non-GAAP financial measures.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of investment products. The majority of the company's consolidated investment products balances were CLO-related as of March 31, 2013 and December 31, 2012. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by consolidated investment products is not available for general use by Invesco, nor is Invesco cash available for general use by its consolidated investment products.

By deconsolidating the consolidated investment products in the condensed consolidated balance sheet information excluding consolidated investment products, the assets, liabilities and equity of the consolidated investment products are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding consolidated investment products present the cash flows of the company separately and before consolidation of investment products, as the cash flows of consolidated investment products do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q1-13	Q4-12	% Change	Q1-12
Beginning Assets	$687.7	$683.0	0.7%	$625.3
Long-term inflows	48.6	35.8	35.8%	35.2
Long-term outflows	(33.8)	(32.5)	4.0%	(32.4)
Long-term net flows	14.8	3.3	N/A	2.8
Net flows in Invesco PowerShares QQQ fund	(0.4)	(2.4)	(83.3)%	4.2
Net flows in institutional money market funds	4.8	0.1	N/A	1.1
Total net flows	19.2	1.0	N/A	8.1
Market gains and losses/reinvestment	31.4	4.9	N/A	37.3
Foreign currency translation	(9.0)	(1.2)	N/A	2.1
Ending Assets	$729.3	$687.7	6.0%	$672.8

Average long-term AUM	$607.1	$579.0	4.9%	$555.6
Average short-term AUM (d)	105.6	101.2	4.3%	102.6
Average AUM	$712.7	$680.2	4.8%	$658.2
Gross revenue yield on AUM(a)	64.4bps	64.5bps		63.1bps
Gross revenue yield on AUM before performance fees(a)	62.3bps	63.4bps		61.9bps
Net revenue yield on AUM(b)	45.8bps	45.6bps		44.7bps
Net revenue yield on AUM before performance fees(b)	43.7bps	44.4bps		43.5bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2012	$687.7	$573.7	$114.0
Long-term inflows	48.6	35.1	13.5
Long-term outflows	(33.8)	(26.7)	(7.1)
Long-term net flows	14.8	8.4	6.4
Net flows in Invesco PowerShares QQQ fund	(0.4)	—	(0.4)
Net flows in institutional money market funds	4.8	4.8	—
Total net flows	19.2	13.2	6.0
Market gains and losses/reinvestment	31.4	28.0	3.4
Foreign currency translation	(9.0)	(8.7)	(0.3)
March 31, 2013	$729.3	$606.2	$123.1

Average AUM	$712.7	$592.6	$120.1
Gross revenue yield on AUM(a)	64.4bps	75.3bps	10.7bps
Net revenue yield on AUM(b)	45.8bps	52.9bps	10.7bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2012	$687.7	$425.8	$242.0	$19.9
Long-term inflows	48.6	36.2	11.4	1.0
Long-term outflows	(33.8)	(25.9)	(7.4)	(0.5)
Long-term net flows	14.8	10.3	4.0	0.5
Net flows in Invesco PowerShares QQQ fund	(0.4)	(0.4)	—	—
Net flows in institutional money market funds	4.8	—	4.8	—
Total net flows	19.2	9.9	8.8	0.5
Market gains and losses/reinvestment	31.4	26.1	4.5	0.8
Foreign currency translation	(9.0)	(7.0)	(2.0)	—
March 31, 2013	$729.3	$454.8	$253.3	$21.2

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2012	$687.7	$297.4	$171.9	$62.1	$73.3	$83.0
Long-term inflows	48.6	18.6	14.1	8.0	0.6	7.3
Long-term outflows	(33.8)	(16.2)	(9.1)	(2.5)	(0.8)	(5.2)
Long-term net flows	14.8	2.4	5.0	5.5	(0.2)	2.1
Net flows in Invesco PowerShares QQQ fund	(0.4)	(0.4)	—	—	—	—
Net flows in institutional money market funds	4.8	—	—	—	4.8	—
Total net flows	19.2	2.0	5.0	5.5	4.6	2.1
Market gains and losses/reinvestment	31.4	25.9	0.3	4.1	(0.1)	1.2
Foreign currency translation	(9.0)	(5.8)	(1.3)	(1.2)	—	(0.7)
March 31, 2013	$729.3	$319.5	$175.9	$70.5	$77.8	$85.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$687.7	$472.8	$25.2	$101.9	$38.8	$49.0
Long-term inflows	48.6	31.1	1.2	3.7	8.9	3.7
Long-term outflows	(33.8)	(20.6)	(1.3)	(4.3)	(3.9)	(3.7)
Long-term net flows	14.8	10.5	(0.1)	(0.6)	5.0	—
Net flows in Invesco PowerShares QQQ fund	(0.4)	(0.4)	—	—	—	—
Net flows in institutional money market funds	4.8	4.6	—	0.2	—	—
Total net flows	19.2	14.7	(0.1)	(0.4)	5.0	—
Market gains and losses/reinvestment	31.4	16.5	1.5	9.5	0.9	3.0
Foreign currency translation	(9.0)	—	(0.6)	(6.4)	(0.4)	(1.6)
March 31, 2013	$729.3	$504.0	$26.0	$104.6	$44.3	$50.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive

(in billions)	Q1-13	Q4-12	% Change	Q1-12
Beginning Assets	$114.0	$117.9	(3.3)%	$96.3
Long-term inflows	13.5	6.7	101.5%	8.6
Long-term outflows	(7.1)	(5.2)	36.5%	(4.9)
Long-term net flows	6.4	1.5	N/A	3.7
Net flows in Invesco PowerShares QQQ fund	(0.4)	(2.4)	(83.3)%	4.2
Net flows in institutional money market funds	—	—	N/A	—
Total net flows	6.0	(0.9)	N/A	7.9
Market gains and losses/reinvestment	3.4	(2.6)	N/A	8.6
Foreign currency translation	(0.3)	(0.4)	(25.0)%	(0.2)
Ending Assets	$123.1	$114.0	8.0%	$112.6

Average long-term AUM	87.6	82.0	6.8%	73.4
Average short-term AUM (d)	32.5	31.6	2.8%	32.4
Average AUM	$120.1	$113.6	5.7%	$105.8
Gross revenue yield on AUM(a)	10.7bps	10.0bps		8.9bps
Gross revenue yield on AUM before performance fees(a)	10.7bps	10.0bps		8.9bps
Net revenue yield on AUM(b)	10.7bps	10.0bps		8.9bps
Net revenue yield on AUM before performance fees(b)	10.7bps	10.0bps		8.9bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2012	$114.0	$91.2	$22.8	$—
Long-term inflows	13.5	10.3	3.2	—
Long-term outflows	(7.1)	(5.7)	(1.4)	—
Long-term net flows	6.4	4.6	1.8	—
Net flows in Invesco PowerShares QQQ fund	(0.4)	(0.4)	—	—
Net flows in institutional money market funds	—	—	—	—
Total net flows	6.0	4.2	1.8	—
Market gains and losses/reinvestment	3.4	3.1	0.3	—
Foreign currency translation	(0.3)	—	(0.3)	—
March 31, 2013	$123.1	$98.5	$24.6	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2012	$114.0	$55.5	$39.0	$—	$—	$19.5
Long-term inflows	13.5	6.3	5.7	—	—	1.5
Long-term outflows	(7.1)	(3.2)	(2.4)	—	—	(1.5)
Long-term net flows	6.4	3.1	3.3	—	—	—
Net flows in Invesco PowerShares QQQ fund	(0.4)	(0.4)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	6.0	2.7	3.3	—	—	—
Market gains and losses/reinvestment	3.4	3.8	(0.4)	—	—	—
Foreign currency translation	(0.3)	—	—	—	—	(0.3)
March 31, 2013	$123.1	$62.0	$41.9	$—	$—	$19.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$114.0	$107.8	$0.1	$—	$1.1	$5.0
Long-term inflows	13.5	13.3	—	—	0.2	—
Long-term outflows	(7.1)	(6.9)	—	—	(0.1)	(0.1)
Long-term net flows	6.4	6.4	—	—	0.1	(0.1)
Net flows in Invesco PowerShares QQQ fund	(0.4)	(0.4)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	6.0	6.0	—	—	0.1	(0.1)
Market gains and losses/reinvestment	3.4	3.1	—	—	—	0.3
Foreign currency translation	(0.3)	—	—	—	—	(0.3)
March 31, 2013	$123.1	$116.9	$0.1	$—	$1.2	$4.9

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the first quarter for our JVs in China were $3.3 billion (fourth quarter 2012: $2.9 billion; first quarter 2012: $3.0 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Premia Capture, U.S.direct real estate, and U.S. REITS.
(d)    Short-term ending AUM as of March 31, 2013 includes $74.2 billion in institutional money market AUM and $32.3 billion in PowerShares QQQ AUM. Ending retail money market AUM as of March 31, 2013, included in long-term AUM, were $3.6 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM are total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	22%	34%	83%	47%	34%	62%
	U.S. Growth	28%	26%	26%	29%	24%	61%
	U.S. Value	25%	55%	99%	92%	71%	93%
	Sector	43%	62%	60%	48%	63%	62%
	U.K.	100%	100%	99%	98%	98%	98%
	Canadian	100%	76%	100%	92%	54%	82%
	Asian	63%	51%	59%	43%	44%	52%
	Continental European	73%	73%	97%	39%	62%	60%
	Global	57%	89%	89%	66%	74%	62%
	Global Ex U.S. and Emerging Markets	26%	90%	99%	20%	89%	99%
Other
	Alternatives	23%	63%	49%	42%	58%	22%
	Balanced	44%	43%	75%	98%	96%	94%
Fixed Income
	Money Market	58%	30%	72%	97%	97%	94%
	U.S. Fixed Income	69%	88%	86%	93%	86%	87%
	Global Fixed Income	87%	58%	88%	93%	46%	86%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 59%, 59%, and 55% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 71%, and 67% of total Invesco AUM, respectively, as of 3/31/2013. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.